Exhibit 10.3

Board of Directors Awards

Date

Notice of Grant – Northwest Airlines Corporation 2007 Stock Incentive Plan

Name

Address1

Address2

Award(1)
Grant Date	Date

Grant Award Type	Restricted Stock Unit

Units / Shares	x,xxx

Exercise Price	n/a

Grant Date Value(2)	$xx,xxx

Vesting Schedule:	(# units)

- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
- Date	x,xxx
Expiration	Date

(1)  The Award is subject to the terms and conditions set forth in the Terms and Conditions attached hereto. A copy of the Prospectus relating to the Plan, which summarizes the provisions of the Plan, is also enclosed.

(2)  Grant Date value is an estimate of the value of the Award as of the Grant Date.  This value is equal to the number of units awarded multiplied by the FMV of a share of Common Stock on the Grant Date ($  .  per share).

As a member of the Board of Directors of NWA, you are subject to the Company’s Insider Trading Policy.  You are subject to quarterly limited trading periods during which you are prohibited from trading in securities of Northwest Airlines Corporation and you are also required to report any transactions in such securities pursuant to Section 16 of the Securities Exchange Act of 1934.  See the enclosed Insider Trading Policy for details.

To access information pertaining to your awards or request additional information, please contact                            .

NORTHWEST AIRLINES CORPORATION

By:

NORTHWEST AIRLINES CORPORATION
2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

Terms and Conditions

This Terms and Conditions (the “Terms and Conditions”) sets forth the terms pursuant to which NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the “Company”), has granted restricted stock units to the non-employee member of the Board of Directors of the Company (the “Grantee”) whose name is listed on the Notice of Grant accompanying these Terms and Conditions (the “Notice of Grant”) pursuant to and subject to the terms and conditions of the Northwest Airlines Corporation 2007 Stock Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”).

Section 1.          Definitions

Unless otherwise defined in the Terms and Conditions, all capitalized terms used herein shall have the meanings attributed to them in the Plan or in the Notice of Grant.

1.1                                 “Award” shall mean the Restricted Stock Unit award granted to the Grantee as of the Grant Date on the terms and conditions set forth in these Terms and Conditions.

1.2                                 “Common Stock” shall mean the common stock, par value $.01 per share, of the Company or such other securities or property as may become subject to the Award as a result of an adjustment made pursuant to Section 13 of the Plan.

1.3                                 “Grant Date” shall mean the date of grant of the Award set forth on the Notice of Grant accompanying these Terms and Conditions.

1.4                                 “Restricted Stock Unit” shall mean the right to receive on the dates set forth herein and subject to the terms and conditions set forth in these Terms and Conditions the number of shares of Common Stock specified in the Notice of Grant, subject to adjustment as set forth in the Plan.

1.5                                 “Secretary” shall mean the Secretary of the Company.

1.6                                 “Vesting Date(s)” shall mean each of the vesting dates set forth in Section 3.1 hereof.

Section 2.          The Restricted Stock Unit Award

Effective as of the Grant Date, the Company granted to the Grantee pursuant to the Plan an Award of Restricted Stock Units with respect to the number of shares of Common Stock specified in the Notice of Grant (which shares may be adjusted pursuant to Section 13 of the Plan), subject to these Terms and Conditions.

Section 3.          Vesting; Forfeiture

3.1                                 Vesting.  Subject to Sections 3.2 and 3.3 hereof, the Restricted Stock Units shall vest in installments as follows:

•                  [insert vesting schedule]

3.2                                 Termination of Service as a Director.  Subject to Section 3.3 hereof, in the event Grantee ceases to be a member of the Company’s Board of Directors for any reason prior to one or more of the Vesting Dates set forth in Section 3.1 hereof, then a pro rata share of the portion of the Award subject to vesting on the next succeeding Vesting Date based on the percentage of the current Vesting Period that shall have elapsed through the date the Grantee ceased to be a member of the Board will become immediately vested and the remaining unvested portion of the Award will be canceled immediately upon such date and the Grantee shall automatically forfeit all rights with respect to such portion of the Award.

3.3                                 Change of Control.  Notwithstanding any other provision of these Terms and Conditions, in the event the Grantee ceases to be a member of the Company’s Board of Directors in connection with a Change of Control, 100% of the Restricted Stock Units shall immediately vest (to the extent not previously vested).

Section 4.          Restrictions on Transfer

Prior to the delivery of shares of Common Stock pursuant to Section 5 in respect of the Restricted Stock Units, the Restricted Stock Units are not transferable and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or other obligations of the Grantee.

Section 5.          Issuance of Shares

Promptly upon vesting of any portion of the Restricted Stock Units in accordance with Section 3 hereof, the Company shall deliver to the Grantee or the Grantee’s legal representatives, beneficiaries or heirs the number of shares of Common Stock corresponding to such vested portion of the Restricted Stock Units.   In the case of any non-certificated shares of Common Stock, delivery of such shares may be accomplished by causing the Company’s stock transfer agent to record the Grantee as the owner of such shares and notifying the Grantee accordingly.

Section 6.          Securities Law Requirements

By accepting the Award, the Grantee agrees that if at the time of delivery of shares of Common Stock for the Restricted Stock Units issued hereunder any sale of Common Stock is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Grantee will acquire the shares of Common Stock for the Grantee’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Grantee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the terms of these Terms and Conditions, the Act or any other securities law.

Section 7.          Award Does Not Confer Stockholder Rights

Grantee shall not have any of the rights of a stockholder of the Company with respect to the Restricted Stock Units except and to the extent that, and until, shares of Common Stock are delivered in respect thereof pursuant to Section 5. The Grantee shall not be entitled to receive any dividends with respect to the Restricted Stock Units which become payable prior to the date(s) on which shares of Common Stock are delivered to the Grantee pursuant to Section 5, nor shall the Grantee be entitled to vote the shares of Common Stock covered by the Restricted Stock Units prior to the delivery of such shares of Common Stock.

Section 8.          General Provisions

8.1                                 The Notice of Award is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. By acceptance of the Award, the Grantee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and the Terms and Conditions.  The Grantee hereby acknowledges receipt of a copy of the Plan.

8.2                                 Grantee shall be responsible for any and all taxes imposed, assessed or levied in connection with the Award.

8.3                                 The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Terms and Conditions.

8.4                                 The Terms and Conditions may be amended only by a writing executed by the Company and the Grantee which specifically states that it is amending the Terms and Conditions.

8.5                                 The laws of the State of Delaware shall govern the interpretation, validity and performance of the Terms and Conditions regardless of the law that might be applied under principles of conflicts of laws.

8.6                                 Any suit, action or proceeding against the Grantee with respect to these Terms and Conditions, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, as the Company may elect in its sole discretion, and the Grantee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

8.7                                 In the event that any provision of the Terms and Conditions shall be held by any court of competent jurisdiction illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of these Terms and Conditions and these Terms and

Conditions shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

8.8                                 All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

If to the Company, to it at the following address (unless the Company informs the Grantee of an alternative address and/or agent for notification purposes):

Northwest Airlines Corporation

2700 Lone Oak Parkway

Dept. A1180

Eagan, MN  55121

Attn:  Secretary

If to the Grantee, to him or her at the address set forth on the Notice of Grant; or at such other address as the Company or the Grantee shall from time to time specify by notice in writing to the other.

8.9                                 The Notice of Grant may be executed electronically and/or in two or more counterparts, but all such counterparts shall constitute but one and the same instrument.